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                                                                   EXHIBIT 23(b)



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statements (Form S-3 Amendment 1 No. 333-53353, Form S-3 No. 333-20371, Form S-3 Amendment 3 No. 333-01217 and Form S-3 No. 333-50423) of Magellan Health Services, Inc. of our report dated February 11, 1999, with respect to the financial statements of Choice Behavioral Health Partnership for the year ended December 31, 1998, included in this Annual Report (Form 10-K/A).



                                          ERNST & YOUNG LLP



Jacksonville, Florida
March 25, 1999